Exhibit 99.1

PRESS RELEASE

Contact:
Sean Riley	MathStar, Inc.
VP Marketing	19075 NW Tanasbourne Dr., Ste 200
sean.riley@mathstar.com	Minneapolis, MN 55343
503-726-5500	www.mathstar.com

Francine Bacchini	Summit Design, Inc.
PR for Summit Design	5150 El Camino Real, Ste.C10
ThinkBold Corporate Communications	Los Altos, CA 94022
408-839-8153	www.sd.com
francine@thinkbold.com

MathStar, Inc. and Summit Design, Inc. Extend Partnership
with SystemC Design Tools for Field-Programmable Object Arrays™

MathStar FPOA Development Platform with Summit Design’s Visual Elite is available for IC Designers and Third-Party Intellectual Property Developers

Minneapolis, MN, January 11, 2006 – MathStar, Inc. (NASDAQ:MATH), the Field Programmable Object Array (FPOA) leader, and Summit Design, a leading provider of electronic system-level (ESL) and hardware description language (HDL) design solutions, today announced an extension of their relationship to provide Visual Elite™ SystemC-based design libraries for MathStar’s FPOA technology.

“MathStar’s partnership with Summit Design provides our customers and intellectual property (IP) development partners with a design environment based upon the industry-leading Visual Elite SystemC ESL tools,” said Dan Sweeney, Chief Operating Officer, MathStar, Inc.  “It allows customers to rapidly develop designs using MathStar’s current and next-generation FPOAs.”

“MathStar is a proven leader in high-performance designs with its FPOA devices, and has been a leading proponent in the use of Summit Design’s ESL solutions as a means for customers to program their FPOAs,” said Dr. Emil Girczyc, President and Chief Executive Officer, Summit Design, Inc. “We are delighted that MathStar has chosen to OEM Summit’s Visual Elite as an integral part of their FPOA development flow.”

MathStar is currently sampling the first of its FPOA products, the SOA13D40-01 device, which offers 400 Silicon Objects running at an operating frequency of 1 Gigahertz.  Using the MathStar FPOA development platform, customers can implement their specific algorithms in the machine vision, image processing, high performance video, military/aerospace and wireless basestation market segments.

Pricing and Availability

The MathStar FPOA development platform, including design tools and evaluation boards, is immediately available from MathStar.  Pricing for the development platform can be obtained directly from MathStar at info@mathstar.com.

About the Companies

Summit Design’s industry-leading ESL and HDL solutions enable SOC companies to deliver products that meet system-level performance and power targets with dramatically reduced schedule risk. Summit’s products address engineering challenges met during the specification and implementation design phases of complex hardware/software systems. Visual Elite is a state-of-the-art design, integration, and verification platform that simplifies and accelerates ESL and HDL-based designs, leading the market in high-level design and reuse. System Architect™ enables massive increases in design complexity and performance by analyzing architectural tradeoffs to arrive at optimized system specifications. Vista™ and Visual Elite™ ensure swift, successful design modeling and implementation in SystemC, Verilog, and VHDL. Top electronics companies worldwide, including leaders in the wireless, automotive, and consumer electronics space, have achieved dramatic reductions in design cycle time through their use of Summit’s products. Summit Design is headquartered in Burlington, Mass. with offices throughout the US, Europe, Japan, Israel, and ROA. To learn more, please visit http://www.sd.com.

MathStar designs and develops ultra-high performance semiconductors for image processing, digital signal processing, and embedded reprogrammable logic markets.  Founded by communications industry veteran Douglas M. Pihl, MathStar is a development stage company headquartered in the Minneapolis, MN metropolitan area.  For more information about MathStar, Inc., please visit the company’s website at http://www.mathstar.com or send email to info@mathstar.com.

Any statements about MathStar, Inc.’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the company’s actual results could differ materially from expected results. MathStar, Inc. undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.